UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2018

AFC Building Technologies Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-181259	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

101 1/2 Mary Street West, Whitby, ON Canada	L1N 2R4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (904) 430-6433

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 14, 2018, Cindy Lee Kelly resigned as director, president and CEO of our Company. Ms. Kelly will remain as CFO, secretary and treasurer. The resignation of Ms. Kelly was not the result of any disagreement with our Company regarding our operations, policies, practices or otherwise.

On February 14, 2018, we appointed Christopher Hansen as director, president and CEO.

Christopher Hansen
President, Chief Executive Officer and Director

Mr. Hansen has over 35 years of experience as a senior financial and banking executive, specializing in project finance.

From 2006 to 2012, Mr. Hansen led initiatives in Latin America for the Inter-American Institute for Cooperation on Agriculture (IICA), as Deputy Director, U.S. Representative and Director of Strategic Partnerships. In 2004-2005, he was Chief Financial Officer and Director of Corporate Development for Sea Farms International, a 20,000-hectare shrimp farming operation in Honduras and Venezuela. Previously, Mr. Hansen worked for eight years as Deputy Director for FUNDES, the Foundation for Sustainable Development in Latin America and one year as Chief of Party for the USAID Colombian Enterprise Development Program.

From 1982 to 1990, he worked with the International Finance Corporation (IFC, the private-sector arm of the World Bank), as a Senior Investment Officer and structured debt and equity investments for projects in the agribusiness, automotive, tourism and steel sectors in the Latin American and Caribbean Region. From 1993-1996, he managed IFC’s regional office in Central America. In the 1970’s, Mr. Hansen worked for Crocker National Bank in California as a loan officer for three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Building Technologies Inc.

/s/Christopher Hansen
Christopher Hansen
CEO, Principal Executive Officer

Date: February 15, 2018